Exhibit 99.1

Rosetta Resources Inc. Announces First Quarter Financial and Operating Results

•	Increased daily production by 31 percent with 106 percent growth in total liquids
•	Achieved 11 percent quarter-over-quarter production growth in Eagle Ford shale
•	Sold legacy natural gas assets in South Texas
•	Nearly doubled borrowing base to $625 million

HOUSTON, May 8, 2012 (GlobeNewswire via COMTEX News Network) -- Rosetta Resources Inc. (NASDAQ: ROSE) (“Rosetta” or the “Company”) today reported first quarter 2012 net income of $22.3 million, or $0.42 per diluted share, versus net income of $11.0 million, or $0.21 per diluted share, for the same period in 2011.  The growth in net income is primarily due to increased production, higher realized prices and a more favorable product mix.  The quarter included an unrealized loss on derivative activities of $18.0 million, or an after-tax loss of $11.5 million.  Adjusted net income (non-GAAP) was $33.8 million, or $0.64 per diluted share excluding unrealized hedging losses. As previously disclosed, this is the first quarter that Rosetta has used mark-to-market accounting for its commodity derivative contracts, as the Company discontinued hedge accounting effective January 1, 2012.

“The performance of our Eagle Ford assets during the first quarter continued to drive strong operating and financial results and set the stage for another successful year in 2012,” said Randy Limbacher, Rosetta's chairman, CEO and president.  “With the expansion of our development activities outside of the Gates Ranch area, Rosetta is well-positioned for future growth in production and reserves.”

2012 First Quarter Results

Production for the quarter averaged an all-time quarterly record of 33.8 thousand barrels of oil equivalent per day (“MBoe/d”), up 31 percent from the same period in 2011 and six percent from the prior quarter. The year-over-year increase was primarily driven by production growth from the Eagle Ford shale, which averaged approximately 30.4 MBoe/d for the first quarter of 2012, up from 14.9 MBoe/d for the same period in 2011.  Total liquids production also reached all-time high levels for the period, averaging 17.4 thousand barrels per day (“MBbls/d”) for the quarter.

Revenues for the first quarter of 2012 were $114.5 million compared to $97.1 million for the same period in 2011.  First quarter revenues excluding derivative activities were $130.4 million in 2012 and $88.4 million in 2011.  For the quarter, 79 percent of revenue was generated from oil, condensate and NGL sales including the effects of realized derivatives, as compared to 49 percent a year ago.

Operating margins in the first quarter 2012 continue to improve versus the prior year.  As compared to the same period in 2011, equivalent average sales prices including the effects of realized derivatives increased by 3 percent, the depreciation, depletion, and amortization (“DD&A”) rate declined by 27 percent and other average costs decreased another 15 percent.  Development success in the Eagle Ford coupled with the sale of legacy natural gas properties resulted in a 56 percent reduction in total lease operating expense (“LOE”) on a per unit basis, which includes the cost of direct LOE, workovers, insurance, and ad valorem tax.  A summary of the Company’s results on a per unit basis is included in the attached “Summary of Operating Data” table.

Operational Update

During the first quarter of 2012, Rosetta made capital investments of $132.7 million.  Drilling activities for the quarter were focused in the Eagle Ford shale where 15 gross wells were drilled with a 100 percent success rate and 12 wells were completed. The Company operated four to five rigs in the area.

EAGLE FORD SHALE

Production from the Eagle Ford shale grew 11 percent from the fourth quarter of 2011, increasing from 27.4 MBoe/d to 30.4 MBoe/d.  The area accounted for 90 percent of Rosetta’s total production for the quarter.

In April 2012, Rosetta began operations from its contracted crude oil gathering, storage, and trucking terminal located in Gardendale, Texas.  The long-term agreement provides 25,000 barrels per day (“Bbls/d”) firm oil transportation capacity for Gates Ranch, Briscoe Ranch and Central Dimmit County properties.  Additionally, Rosetta has firm gas transportation and processing capacity in place to meet planned total production levels for at least the next two years.

The Company plans to complete 16 Eagle Ford wells during the second quarter and operate five rigs in the play. A new crude oil gathering, storage, and truck loading facility to serve the Karnes Trough area is scheduled to begin operations this summer.  At quarter end, Rosetta had 14 drilled wells awaiting completion and tie-in to facilities.

As of March 31, 2012, Rosetta has completed a total of 75 horizontal Eagle Ford wells. Less than 10 percent of its identified Eagle Ford inventory is drilled and on production.

SOUTHERN ALBERTA BASIN

During the quarter, exploration work continued on Rosetta’s current seven-well horizontal drilling program in the Southern Alberta Basin.  Completion operations on the fourth horizontal well are underway with the three remaining wells scheduled to follow.

Divestitures

Rosetta completed a major portion of the previously announced divestiture of its Lobo and Olmos properties in South Texas.  The transaction has an effective date of January 1, 2012.  The sales price for the properties totaled $95 million, subject to customary closing adjustments and the receipt of required consents for assignment.  On March 23, 2012, the Company closed the sale of properties for which consents for assignment, if required, were already received. Net proceeds, after adjusting for the January 1, 2012 effective date, were $65.6 million.  The remaining portion of the transaction is anticipated to close in the second quarter of 2012.

Financing and Hedging Update

As of March 31, 2012, the Company had approximately $53.1 million of cash, up $6.0 million from the cash balance at year-end 2011.  Rosetta utilized $50.0 million of the divestiture net proceeds from the Lobo and Olmos transaction to repay debt drawn during the quarter under the Restated Revolver.  The semi-annual borrowing base redetermination was completed for the Revolver and effective April 25, 2012 the Company’s borrowing base increased from $325 million to $625 million. On May 4, 2012, Rosetta had $30.0 million outstanding with $595 million available for borrowing under the Restated Revolver. The Company had cash on hand and cash available under its Restated Revolver of approximately $620 million as of May 4, 2012.

The attached “Hedging Summary” table outlines Rosetta’s overall hedge position as of March 31, 2012 and includes additional hedges for 2014 production not previously disclosed.

2012 Outlook

Adjusting only for the impact of divestitures during the quarter, Rosetta expects average production between 35 - 38 MBoe/d for the full year based on its 2012 capital program of $640 million.  Exit rates for the year are estimated between 39 - 44 MBoe/d. The Company is currently producing approximately 34.2 MBoe/d of which 55 percent is liquids.  In addition,   the Company’s expense guidance has been adjusted.  Total annual per unit cost ranges are outlined in the attached “Summary of Expense Guidance” table.

Rosetta Resources Inc. is an independent exploration and production company engaged in the acquisition and development of onshore energy resources in the United States of America.  The Company is one of the leading players in the Eagle Ford shale in South Texas and holds an exploratory position in the Southern Alberta Basin in northwest Montana.  Rosetta is a Delaware Corporation based in Houston, Texas.

[ROSE-F]

Forward-Looking Statements

This press release includes forward-looking statements, which give the Company's current expectations or forecasts of future events based on currently available information. Forward-looking statements are statements that are not historical facts, such as expectations regarding drilling plans, including the acceleration thereof, production rates and guidance, resource potential, incremental transportation capacity, exit rate guidance, net present value, development plans, progress on infrastructure projects, exposures to weak natural gas prices, changes in the Company's liquidity, changes in acreage positions, expected expenses, expected capital expenditures, and projected debt balances. The assumptions of management and the future performance of the Company are subject to a wide range of business risks and uncertainties and there is no assurance that these statements and projections will be met. Factors that could affect the Company's business include, but are not limited to: the risks associated with drilling of oil and natural gas wells; the Company's ability to find, acquire, market, develop, and produce new reserves; the risk of drilling dry holes; oil and natural gas price volatility; derivative transactions (including the costs associated therewith and the abilities of counterparties to perform thereunder); uncertainties in the estimation of proved, probable, and possible reserves and in the projection of future rates of production and reserve growth; inaccuracies in the Company's assumptions regarding items of income and expense and the level of capital expenditures; uncertainties in the timing of exploitation expenditures; operating hazards attendant to the oil and natural gas business; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; midstream and pipeline construction difficulties and operational upsets; climatic conditions; availability and cost of material, equipment and services; the risks associated with operating in a limited number of geographic areas; actions or inactions of third-party operators of the Company's properties; the Company's ability to retain skilled personnel; diversion of management's attention from existing operations while pursuing acquisitions or dispositions; availability of capital; the strength and financial resources of the Company's competitors; regulatory developments; environmental risks; uncertainties in the capital markets; uncertainties with respect to asset sales; general economic and business conditions (including the effects of the worldwide economic recession); industry trends; and other factors detailed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

Investor Contact:

John E. Hagale
Executive Vice President, Chief Financial Officer and Treasurer
Rosetta Resources Inc.
info@rosettaresources.com

Rosetta Resources Inc.
Consolidated Balance Sheet
(In thousands, except par value and share amounts)

	March 31, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$53,091	$47,050
Accounts receivable, net	68,056	77,374
Derivative instruments	10,691	10,171
Prepaid expenses	3,330	2,962
Current deferred tax asset	19,555	11,015
Other current assets	1,840	2,942
Total current assets	156,563	151,514

Oil and natural gas properties using the full cost method of accounting:
Proved properties	2,358,350	2,297,312
Unproved/unevaluated properties, not subject to amortization	137,228	141,016
Gas gathering systems and compressor stations	46,936	38,580
Other fixed assets	8,236	9,494
	2,550,750	2,486,402
Accumulated depreciation, depletion, and amortization, including impairment	(1,687,553)	(1,657,841)
Total property and equipment, net	863,197	828,561
Other assets:
Deferred loan fees	8,099	8,575
Deferred tax asset	52,969	74,150
Derivative instruments	58	1,633
Other long-term assets	922	912
Total other assets	62,048	85,270
Total assets	$1,081,808	$1,065,345

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,960	$2,489
Accrued liabilities	87,042	107,594
Royalties and other payables	50,705	50,689
Derivative instruments	16,286	6,788
Current portion of long-term debt	20,000	20,000
Total current liabilities	176,993	187,560
Long-term liabilities:
Derivative instruments	8,837	1,351
Long-term debt	230,000	230,000
Other long-term liabilities	10,669	13,598
Total liabilities	426,499	432,509

Commitments and Contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; authorized 5,000,000 shares; no shares issued in 2012 or 2011	-	-
Common stock, $0.001 par value; authorized 150,000,000 shares; issued 53,047,945 shares and 52,630,483 shares at March 31, 2012 and December 31, 2011, respectively	53	52
Additional paid-in capital	816,722	810,794
Treasury stock, at cost; 571,074 and 450,173 shares at March 31, 2012 and December 31, 2011, respectively	(16,996)	(11,296)
Accumulated other comprehensive income	1,579	1,632
Accumulated deficit	(146,049)	(168,346)
Total stockholders' equity	655,309	632,836
Total liabilities and stockholders' equity	$1,081,808	$1,065,345

Rosetta Resources Inc.
Consolidated Statement of Operations
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
Revenues:
Oil sales	$62,970	$28,749
NGL sales	43,760	18,542
Natural gas sales	23,689	49,780
Derivative instruments	(15,961)	-
Total revenues	114,458	97,071
Operating costs and expenses:
Lease operating expense	8,501	14,520
Treating and transportation	11,998	3,451
Production taxes	3,228	1,656
Depreciation, depletion, and amortization	32,899	34,029
General and administrative costs	17,291	21,070
Total operating costs and expenses	73,917	74,726
Operating income	40,541	22,345

Other expense (income):
Interest expense, net of interest capitalized	5,461	6,346
Interest income	(2)	(28)
Other expense, net	113	273
Total other expense	5,572	6,591

Income before provision for income taxes	34,969	15,754
Income tax expense	12,672	4,757
Net income	$22,297	$10,997

Earnings per share:
Basic	$0.43	$0.21
Diluted	$0.42	$0.21

Weighted average shares outstanding:
Basic	52,399	51,854
Diluted	52,810	52,521

Rosetta Resources Inc.
Consolidated Statement of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$22,297	$10,997
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	32,899	34,029
Deferred income taxes	12,672	5,842
Amortization of deferred loan fees recorded as interest expense	478	595
Stock-based compensation expense	5,423	10,590
Derivative instruments	17,952	(2,867)
Change in operating assets and liabilities:
Accounts receivable	9,318	(5,706)
Prepaid expenses	(367)	(542)
Other current assets	296	167
Long-term assets	(10)	(20)
Accounts payable	471	1,021
Accrued liabilities	(27,655)	759
Royalties and other payables	16	(2,558)
Other long-term liabilities	(79)	(46)
Net cash provided by operating activities	73,711	52,261
Cash flows from investing activities:
Additions to oil and gas assets	(127,981)	(70,741)
Disposals of oil and gas assets	65,624	60,953
Net cash used in investing activities	(62,357)	(9,788)
Cash flows from financing activities:
Borrowings on Restated Revolver	50,000	-
Payments on Restated Revolver	(50,000)	-
Proceeds from stock options exercised	387	1,132
Purchases of treasury stock	(5,700)	(3,335)
Net cash used in financing activities	(5,313)	(2,203)

Net increase in cash	6,041	40,270
Cash and cash equivalents, beginning of period	47,050	41,634
Cash and cash equivalents, end of period	$53,091	$81,904

Supplemental disclosures:
Capital expenditures included in accrued liabilities	$64,649	$40,181

 Rosetta Resources Inc.
Summary of Operating Data
(In thousands, except percentages and per unit amounts)

	Three Months Ended March 31,
	2012	2011	% Change Increase/ (Decrease)
Daily Production by area (Boe/d):
Eagle Ford	30,414	14,900	104%
Lobo	2,554	3,656	(30%)
Sacramento Basin	-	4,963	(100%)
DJ Basin	-	1,564	(100%)
Other	860	769	12%
Total (Boe/d)	33,828	25,852	31%

Daily Production:
Oil (Bbls/d)	7,443	3,772	97%
NGLs (Bbls/d)	9,994	4,680	114%
Natural Gas (Mcf/d)	98,351	104,406	(6%)
Total (Boe/d)	33,828	25,852	31%

Average sales Prices:
Oil, excluding derivatives ($/Bbl)	$92.97	$85.63	9%
Oil, including realized derivatives ($/Bbl)	92.81	84.68	10%
NGL, excluding derivatives ($/Bbl)	48.12	46.84	3%
NGL, including realized derivatives ($/Bbl)	45.49	44.02	3%
Natural gas, excluding derivatives ($/Mcf)	2.63	4.22	(38%)
Natural gas, including realized derivatives ($/Mcf)	3.13	5.30	(41%)
Total (including realized derivatives) ($/Boe)	$43.01	$41.72	3%

Average costs (per Boe):
Direct LOE	$1.89	$4.54	(58%)
Workovers	(0.07)	0.11	(164%)
Insurance	0.12	0.14	(14%)
Ad valorem tax	0.82	1.45	(43%)
Treating and Transportation	3.90	1.48	164%
Production taxes	1.05	0.71	48%
DD&A	10.69	14.63	(27%)
G&A, excluding stock-based compensation	3.86	4.50	(14%)
Interest expense	1.77	2.73	(35%)

Rosetta Resources Inc.
Hedging Summary
Status as of March 31, 2012

			Notional Daily	Average	Average
	Settlement	Derivative	Volume	Floor/Fixed Prices	Ceiling Prices
Product	Period	Instrument	Bbl	per Bbl	per Bbl
Crude oil	2012	Costless Collar	7,600	$81.03	$117.03
Crude oil	2013	Costless Collar	6,750	81.01	118.86
Crude oil	2014	Costless Collar	2,000	82.50	111.95

			Notional Daily	Average
	Settlement	Derivative	Volume	Floor/Fixed Prices
Product	Period	Instrument	Bbl	per Bbl
NGLs	2012	Swap	4,700	$63.77
NGLs	2013	Swap	2,500	64.48
NGLs	2014	Swap	1,000	63.00

			Notional Daily	Average	Average
	Settlement	Derivative	Volume	Floor/Fixed Prices	Ceiling Prices
Product	Period	Instrument	MMBtu	per MMBtu	per MMBtu
Natural gas	2012	Costless Collar	20,000	$5.13	$6.31

Rosetta Resources Inc.
Summary of Expense Guidance
(Average Costs per Boe)

	2012 Full Year

Direct Lease Operating Expense	$1.30	-	$1.45
Workover Expenses	-	-	-
Insurance	0.10	-	0.11
Ad Valorem Tax	0.75	-	0.85
Treating and Transportation	3.85	-	4.25
Production Taxes	1.50	-	1.65
DD&A	11.30	-	12.00
G&A, excluding Stock-Based Compensation	3.60	-	4.00
Interest Expense	1.55	-	1.70

 Rosetta Resources Inc.
Non-GAAP Reconciliation Disclosure
(In thousands, except per share amounts)

The following table reconciles net income (GAAP) to adjusted net income (non-GAAP) for the three months ended March 31, 2012 and March 31, 2011.  Adjusted net income eliminates the unrealized mark-to-market (MTM) loss from our financial commodity derivative transactions that affect the comparability of operating results and the related tax effects.  The Company uses this information to analyze operating trends and for comparative purposes within the industry. This measure is not intended to replace the GAAP statistic but rather to provide additional information that may be helpful in evaluating the Company’s operational trends and performance.

	Three months ended March 31,
	2012	2011
Net income (GAAP)	$22,297	$10,997
Unrealized derivative loss	17,952	-
Tax benefit of MTM derivative loss	(6,477)	-
Adjusted net income (Non-GAAP)	$33,772	$10,997

Net income per share (GAAP)
Basic	$0.43	$0.21
Diluted	0.42	0.21

Adjusted net income per share (Non-GAAP)
Basic	$0.64	$0.21
Diluted	0.64	0.21